Exhibit 99.1

 AMERICAN GREETINGS ANNOUNCES IMPROVED FIRST QUARTER EARNINGS AND REPURCHASE OF
                                2 MILLION SHARES

     - Earnings per share ahead of prior year

     - Company repurchases approximately 2 million shares under $200 million program

    CLEVELAND, June 30 /PRNewswire-FirstCall/ -- American Greetings Corporation (NYSE: AM) today announced its first quarter results for the fiscal quarter ended May 31, 2005.

    For the first quarter of fiscal 2006, the Company reported net sales of $443.3 million, pretax income of $43.1 million and net income of $26.4 million or 35 cents per share (all per-share amounts assume dilution). Included in these results are $4.1 million of pretax expenses recognized during the quarter for both the previously announced plant closure and the call of $10.2 million of outstanding 11.75% notes.

    This year's first quarter reported results compare to net sales of $433.5 million, pretax income of $4.8 million and income from continuing operations of $2.9 million or 4 cents per share for the first quarter of fiscal 2005. The prior year's first quarter included $39.0 million of pretax expenses associated with the retirement of $186.2 million of debt and $3.1 million of income from the gain on the sale of a marketable security.

    Management Comments and Outlook
    Chief Executive Officer Zev Weiss said, "We are off to a good start this fiscal year as we are seeing the very early stages of the benefit of additional focus on our core consumer. We have been concentrating our resources on efforts to increase our point of sale results while maintaining a relentless focus on cost containment to help support margins."

    The Company updated its fiscal year earnings per share estimate due to both the Securities and Exchange Commission's April 2005 decision to delay the implementation of new rules on the expensing of employee stock options as well as the effects of share repurchases. The Company's fiscal year estimate provided in April was $1.46 to $1.51 per share. The Company previously anticipated adopting Financial Accounting Standard 123R during its third fiscal quarter. The delay in adoption of the new accounting rules until March of 2006 causes the previous estimate to be increased by 4 cents per share. In addition, share repurchases through the end of the first quarter, net of lost interest income during the year, will add approximately 2 cents to the Company's estimate. The combination of the change in adoption date of the accounting rules as well as the effects from the first quarter share repurchases increase the range of estimated earnings per share by 6 cents for fiscal 2006 from $1.46 to $1.51 up to $1.52 to $1.57.

    The second quarter is one in which American Greetings has historically reported a net loss due to the seasonal nature of its business. For the second quarter of fiscal 2006, the Company is projecting earnings per share to be between a loss of 6 cents and a loss of 1 cent. This estimate would compare to income from continuing operations of 9 cents per share in the prior year's second quarter. Included in the 9 cents of earnings per share was a pretax gain of $10 million resulting from the modification of certain agreements for the Company's licensing activities.

    Financing Activities
    The Company purchased more than 1.9 million shares of common stock for $45.5 million during the first fiscal quarter of 2006 under its previously announced $200 million share repurchase program.

    During the quarter, the Company provided notice to bondholders that the remaining $10.2 million of debt with a coupon of 11.75% would be called during the second quarter. Once repurchased, the entire original issuance of $260 million of 11.75% notes will have been prepaid over the previous two-year period.

    The Company's Board of Directors authorized a cash dividend of 8 cents per share to be paid on August 1, 2005 to shareholders of record at the close of business on July 20, 2005.

    Conference Call on the Web
    American Greetings will broadcast its conference call live on the Internet at 9:30 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

    About American Greetings Corporation
    American Greetings Corporation (NYSE: AM) is one of the world's largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, candles, stationery, calendars, educational products, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual net sales of approximately $2 billion. For more information on the Company, visit http://corporate.americangreetings.com.

    Certain statements in this release, including those under "Management Comments and Outlook," may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company's operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company's future financial performance, include, but are not limited to, the following: retail bankruptcies and consolidations; successful integration of acquisitions; successful transition of management; a weak retail environment; consumer acceptance of products as priced and marketed; the impact of technology on core product sales; competitive terms of sale offered to customers; successfully implementing supply chain improvements and achieving projected cost savings from those improvements; the Company's ability to comply with its debt covenants; fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; escalation in the cost of providing employee health care; and the outcome of any legal claims known or unknown. Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators and the public's acceptance of online greetings and other social expression products and the ability of the mobile division to compete effectively in the wireless content aggregation market.

    In addition, this release contains time-sensitive information that reflects management's best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company's periodic filings with the Securities and Exchange Commission.

                         AMERICAN GREETINGS CORPORATION
                 FIRST QUARTER CONSOLIDATED STATEMENT OF INCOME
                      FISCAL YEAR ENDING FEBRUARY 28, 2006

          (In thousands of dollars except share and per share amounts)

                                                                (Unaudited)
                                                            Three Months Ended
                                                                 May 31,
                                                     -------------------------------
                                                          2005             2004
                                                     --------------   --------------
Net sales                                            $      443,276   $      433,541

Costs and expenses:
   Material, labor and other
    production costs                                        180,473          181,615
   Selling, distribution and
    marketing                                               155,274          146,652
   Administrative and general                                63,128           64,137
   Interest expense                                           9,682           52,694
   Other income - net                                        (8,371)         (16,346)
                                                            400,186          428,752
Income from continuing operations
 before income tax expense                                   43,090            4,789
Income tax expense                                           16,676            1,853

Income from continuing operations                            26,414            2,936

Income from discontinued operations,
 net of tax                                                       -            1,302

Net income                                           $       26,414   $        4,238

Earnings per share - basic:
   Income from continuing operations                 $         0.39   $         0.04
   Income from discontinued operations                            -             0.02
   Net income                                        $         0.39   $         0.06

Earnings per share - assuming
 dilution:
   Income from continuing operations                 $         0.35   $         0.04
   Income from discontinued operations                            -             0.02
   Net income                                        $         0.35   $         0.06

Average number of common shares
 outstanding                                             68,595,786       68,000,691

Average number of common shares
 outstanding - assuming dilution                         81,952,895       68,846,170

Dividends declared per share                         $         0.08   $            -

                         AMERICAN GREETINGS CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                      FISCAL YEAR ENDING FEBRUARY 28, 2006

                            (In thousands of dollars)

                                                               (Unaudited)
                                                                 May 31,
                                                     -------------------------------
                                                         2005              2004
                                                     --------------   --------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                         $      214,273   $      115,850
   Short-term investments                                   208,750                -
   Trade accounts receivable, net                           196,210          241,656
   Inventories                                              233,933          254,035
   Deferred and refundable income taxes                     165,123          154,713
   Assets of businesses held for sale                             -           37,905
   Prepaid expenses and other                               210,043          220,773
     Total current assets                                 1,228,332        1,024,932

GOODWILL                                                    263,823          220,316
OTHER ASSETS                                                625,847          663,449
PROPERTY, PLANT AND EQUIPMENT - NET                         331,234          346,538
                                                     $    2,449,236   $    2,255,235

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Debt due within one year                          $       10,184               $-
   Accounts payable                                         117,247          112,294
   Accrued liabilities                                      120,192          113,329
   Accrued compensation and benefits                         65,514           62,921
   Income taxes                                              31,178           15,731
   Liabilities of businesses held for sale                        -            4,635
   Other current liabilities                                112,575           69,862
     Total current liabilities                              456,890          378,772

LONG-TERM DEBT                                              476,159          483,783
OTHER LIABILITIES                                           124,058           94,149
DEFERRED INCOME TAXES                                        34,612           27,300

SHAREHOLDERS' EQUITY
   Common shares - Class A                                   63,365           63,502
   Common shares - Class B                                    4,213            4,603
   Capital in excess of par value                           376,586          340,608
   Treasury stock                                          (487,563)        (435,112)
   Accumulated other comprehensive
    income                                                   14,894           13,591
   Retained earnings                                      1,386,022        1,284,039
     Total shareholders' equity                           1,357,517        1,271,231
                                                     $    2,449,236   $    2,255,235

                         AMERICAN GREETINGS CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FISCAL YEAR ENDING FEBRUARY 28, 2006

                            (In thousands of dollars)

                                                               (Unaudited)
                                                           Three Months Ended
                                                                 May 31,
                                                     -------------------------------
                                                         2005              2004
                                                     --------------   --------------
OPERATING ACTIVITIES:
  Net income                                         $       26,414   $        4,238
  Income from discontinued operations                             -            1,302
  Income from continuing operations                          26,414            2,936
  Adjustments to reconcile to net cash
   provided by operating activities:
    Gain on sale of investment                                    -           (3,090)
    Loss (gain) on fixed assets                                 944              (21)
    Loss on extinguishment of debt                              862           39,024
    Depreciation and amortization                            14,646           14,091
    Deferred income taxes                                     7,740           (7,192)
    Changes in operating assets and
     liabilities, net of acquisitions:
      Increase in trade accounts receivable                 (10,895)         (13,216)
      Increase in inventories                               (13,947)         (17,174)
      Decrease in other current assets                       14,360            7,946
      Decrease in deferred costs - net                       25,147           33,274
      Decrease in accounts payable
       and other liabilities                                (48,193)         (28,145)
      Other - net                                               654           (4,882)
      Cash Provided by Operating Activities                  17,732           23,551

INVESTING ACTIVITIES:
  Proceeds from sale of short-term
   investments                                              575,785                -
  Purchases of short-term investments                      (575,795)               -
  Property, plant & equipment additions                      (8,607)          (4,403)
  Proceeds from sale of fixed assets                             36              104
  Investment in corporate owned life
   insurance                                                  1,614            1,098
  Other - net                                                (1,205)          26,879
      Cash (Used) Provided by
       Investing Activities                                  (8,172)          23,678

FINANCING ACTIVITIES:
  Reduction of long-term debt                                     -         (216,417)
  Sale of stock under benefit plans                           8,511           12,035
  Purchase of treasury shares                               (45,533)          (9,299)
  Dividends to shareholders                                  (5,500)               -
    Cash Used by Financing Activities                       (42,522)        (213,681)

Cash Used by Discontinued Operations                              -           (1,342)

EFFECT OF EXCHANGE RATE CHANGES ON CASH                      (3,032)          (1,806)

DECREASE IN CASH AND CASH EQUIVALENTS                       (35,994)        (169,600)

    Cash and Cash Equivalents at
     Beginning of Year                                      250,267          285,450
    Cash and Cash Equivalents at End
     of Period                                       $      214,273   $      115,850

SOURCE  American Greetings Corporation
    -0-                             06/30/2005
    /CONTACT: Stephen J. Smith, VP, Treasurer and Investor Relations of American Greetings Corporation, +1-216-252-4864, or investor.relations@amgreetings.com/
    /Company News On-Call: http://www.prnewswire.com/comp/044150.html/ /Web site: http://corporate.americangreetings.com
                http://investors.americangreetings.com/

-